                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


California Metals Recycling, Inc., a California corporation
CIM Trucking, Inc., an Illinois corporation
Ferrex Trading Corporation, a Delaware corporation
Firma, Inc., a California corporation
Firma Plastic Co., Inc., a California corporation
FPX, Inc., a Tennessee corporation
Houston Compressed Steel Corp., a Texas corporation
HouTex Metals Company, Inc., a Texas corporation
Mac Leod Metals Co., a California corporation
Metal Management Aerospace, Inc., a Delaware corporation
Metal Management Alabama, Inc., a Delaware corporation
MTLM Arizona, Inc., an Arizona corporation
Metal Management Arizona, L.L.C., an Arizona limited liability company Metal Management Connecticut, Inc., a Delaware corporation
Metal Management Gulf Coast, Inc., a Delaware corporation
Metal Management Indiana, Inc., a Illinois corporation
Metal Management Memphis, L.L.C., a Tennessee limited liability company Metal Management Midwest, Inc., a Illinois corporation
Metal Management Mississippi, L.L.C., a Delaware limited liability company Metal Management Northeast, Inc., a New Jersey corporation
Metal Management Ohio, Inc., a Ohio corporation
Metal Management S&A Holdings, Inc., a Delaware corporation
Metal Management Pittsburgh, Inc., a Delaware corporation
Metal Management Realty, Inc., an Arizona corporation
Metal Management Stainless & Alloy, Inc., a Delaware corporation
Metal Management Services, Inc., a Delaware corporation
Metal Management West, Inc., a Colorado corporation
Metal Management West Coast Holdings, Inc., a Delaware corporation
P. Joseph Iron & Metal, Inc., an Ohio corporation
Proler Southwest Inc., a Texas corporation
Reserve Iron & Metal Limited Partnership, a Delaware limited partnership Trojan Trading Co., a California corporation

Southern Recycling, L.L.C., a Louisiana limited liability company (ownership of a 28.5% interest)